escopeta oil
Oil & Gas Development

November 1, 2004

Mr. W. Milton Cox
Altus Explorations, Inc.
8900 Germantown Road, Suite 100
Olive Branch, Mississippi 38654

Re: Cancellation of Southeast Kansas/Northeast Oklahoma Development Agreement

Dear Milton:

This letter agreement (the "Release"), upon execution and return by you, shall set out the terms and conditions under which Altus Explorations, Inc. ("Altus"), and Escopeta Oil Company, LLC ("Escopeta") (collectively, the "Parties"), mutually cancel the Southeast Kansas/Northeast Oklahoma Development Agreement executed by Escopeta and Altus on November 11, 2003 and November 15, 2003, respectively (the "Development Agreement"), and take other actions necessary to terminate the relation between the Parties created thereby.

1. Under the Development Agreement, Escopeta, for good and valuable consideration, assigned Altus an undivided fifty percent (50%) interest (78% NRI), in and to certain leases in the Prospect Area (as defined in the Development Agreement), along with a pro rata share of the rights and obligations relative thereto and related to the drilling, testing, completing, producing, plugging, and abandoning of oil and gas wells drilled thereon. An area of mutual interest ("AMI") was identified and established in the Development Agreement, and three (3) initial drilling prospects were similarly identified and established. The Development Agreement further set out the rights and obligations of the Parties with respect to the conduct of commercial oil and gas operations. A well was drilled on one of the prospects identified in the Development Agreement, and was subsequently plugged and abandoned. A true and accurate copy of the Development Agreement is attached to this Release as Exhibit "A", and made a part hereof for all purposes.

2. The Parties now desire to, and by the execution of this Release do in fact, cancel, revoke and render of no further force and effect the Development Agreement, and, subject to the terms and conditions contained herein, eliminate, release and forgive any and all obligations, rights and responsibilities of either or both Parties, one to the other, which may be created by or otherwise arise under the Development Agreement.

3. Immediately following execution and return of the Release, Escopeta will assign the balance of the working interest (50% working interest to a 78% NRI) to Altus in each of the leases in Elk and Chautaugua County, Kansas originally the subject of the Development Agreement. Escopeta owns no other leases or interest in leases in the AMI, as of the date of this Release.

4. The AMI established by the Development Agreement is dissolved, and each Party shall hereafter be free to acquire, sell or purchase leases within such AMI with no further obligation or responsibility to the other.

5. No Party shall bear any further obligation or responsibility to the other by virtue of the Development Agreement. The Parties each separately acknowledge and agree that no monies are owed, one to the other, and each separately release and forever discharge the other as a result of any actions taken or not taken as a result of the Development Agreement.

6. The Release has no effect, at law or in equity, as to any other agreements, transactions or relationships between the Parties.

If the terms and conditions set out herein meet with your approval, please indicate your acceptance as provided below, and return one fully executed original for our files.

Sincerely yours,

/s/ Danny Davis

Danny Davis
President

Agreed and Accepted:

ALTUS EXPLORATIONS, INC.

By: /s/ Wm. Milton Cox
Milton Cox
President

Dated: 11/2/2004

escopeta oil
Oil & Gas Development

B & P Draft Dated 11/1/04

MUTUAL RELEASE

This Mutual Release Agreement ("Agreement") is between Escopeta Oil Company, L.L.C. ("Escopeta"), Codeamerica Investments, L.L.C. ("Codeamerica"), and Altus Explorations, Inc. ("Altus"). Escopeta, Codeamerica and Altus will be collectively referred to as the "Parties". These Parties agree as follows:

Escopeta, in consideration for the execution of this Agreement, acquits, and forever discharges Codeamerica and Altus, together with their agents, servants, employees, attorneys, heirs, successors, assigns, officers, directors and shareholders from each and every claim, demand, action, and/or potential cause of action, whether asserted or not, known or unknown, now existing or that might subsequently arise by virtue of any and all communications, representations, promises, agreements, contracts, dealings, transactions, or other acts or omissions of the Parties.

Codeamerica, in consideration for the execution of this Agreement, acquits, and forever discharges Escopeta and Altus, together with their agents, servants, employees, attorneys, heirs, successors, assigns, officers, directors and shareholders from each and every claim, demand, action, and/or potential cause of action, whether asserted or not, known or unknown, now existing or that might subsequently arise by virtue of any and all communications, representations, promises, agreements, contracts, dealings, transactions, or other acts or omissions of the Parties.

Altus, in consideration for the execution of this Agreement, acquits, and forever discharges Codeamerica and Escopeta, together with their agents, servants, employees, attorneys, heirs, successors, assigns, officers, directors and shareholders from each and every claim, demand, action, and/or potential cause of action, whether asserted or not, known or unknown, now existing or that might subsequently arise by virtue of any and all communications, representations, promises, agreements, contracts, dealings, transactions, or other acts or omissions of the Parties.

INDEMNITY

The Parties shall indemnify and hold harmless each other from all claims, obligations, liabilities, causes of action, damages and expenses, including attorney's fees and costs of court, arising by, through, or under any agreement between or among the Parties.

CONSIDERATION

The Parties agree and acknowledge that the representations set forth herein, represent full, final and complete settlement of any claims, potential or existing, known or unknown, existing between the Parties.

GENERAL MUTUAL RELEASE

The Parties hereby agree and acknowledge that this is a general release, and each party further expressly waives and assumes the risk of any and all claims for damages which exist as of this date, but which is not known or suspected to exist, whether through ignorance, oversight, error, negligence or otherwise, an which, if known, would materially affect the decision to enter into this release.

PAYMENT OF CLAIMS

Additionally, the Parties acknowledge, state, warrant and represent that there are no subrogation, assignment, or any other interests owned by any person or entity, which arise from any agreement entered into between or among the Parties. Escopeta hereby releases, acquits, and discharges Codeamerica and Altus from any and all liability that may exist by virtue of any purported subrogation or assignment of Escopeta's rights under any agreements between or among the Parties. Altus releases, acquits, and discharges Codeamerica and Escopeta from any and all liability that may exist by virtue of any purported subrogation or assignment of Altus's rights under any agreements between or among the Parties. Codeamerica releases, acquits, and discharges Altus and Escopeta from any and all liability that may exist by virtue of any purported subrogation or assignment of Codeamerica's rights under any agreements between or among the Parties.

ENTIRE AGREEMENT

This Agreement comprises the entire agreement between the Parties and shall be binding upon, and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.

REPRESENTATIONS OF COMPREHENSION OF DOCUMENT

In entering into this Agreement, the Parties represent that they have relied upon the legal advice of their respective attorneys, and that the terms of this Agreement have been carefully and completely read. It is the intention of the Parties that this Agreement be construed as having the plain ordinary meaning of the terms used herein.

GOVERNING LAW

This Agreement is entered into in the State of Texas, and shall be construed in accordance with Texas law.

SEVERABILITY

The Parties agree that all provisions of this Agreement are material, but that should any one or more provisions of this Agreement be declared invalid by a court of competent jurisdiction, the provisions not declared invalid shall remain in full force and effect as if the invalid provision(s) had not been contained herein.

EXECUTED BY THE PARTIES:

Escopeta Oil Company, L.L.C.

By: /s/ Danny Davis

Signature Date: 11/1/04

Codeamerica Investments, L.L.C.

By: /s/ Wm. Milton Cox

Signature Date: 11/2/2004

Altus Explorations Inc.

By: /s/ Wm. Milton Cox

Signature Date: 11/2/2004